Filed Pursuant to Rule 424(b)(5)

Registration No. 333-286676

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 2, 2025)

Prairie Operating Co.

Up to $75,000,000 of

Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, par value $0.01 per share, through Citigroup Global Markets Inc. and Truist Securities, Inc., as the sales agents (each individually, a “Sales Agent,” and together, the “Sales Agents”), in accordance with an equity distribution agreement (the “equity distribution agreement”) between us and the Sales Agents. In accordance with the terms of the equity distribution agreement, we may offer and sell up to $75,000,000 of shares of our common stock from time to time in transactions through or with the Sales Agents.

Sales of the shares, if any, will be made in any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which may include ordinary brokers’ transactions on the Nasdaq Capital Market (“NASDAQ”) or as otherwise agreed by us and the Sales Agents, at market prices prevailing at the time of sale or at prices related to prevailing market prices. Subject to the terms and conditions of the equity distribution agreement, the Sales Agents will use their reasonable efforts to sell on our behalf any shares of common stock to be offered pursuant to the equity distribution agreement. We may instruct the Sales Agents not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.

We will pay the Sales Agents a commission equal to up to 3.00% of the gross sales price of the shares sold pursuant to the equity distribution agreement. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to the Sales Agents. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” herein. In connection with the sale of common stock on our behalf, each Sales Agent may be deemed an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on NASDAQ under the symbol “PROP.” On June 18, 2025, the last reported sales price of our common stock on NASDAQ was $3.97 per share.

The settlement of the sales of shares between us and the Sales Agents will occur on the first business day following the date on which such sales were made in return for payment of the net proceeds to us, unless otherwise specified in the applicable placement notice (or such earlier day as is industry practice for regular-way trading or required under Rule 15c6-1 under Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 5 of the accompanying base prospectus, as well as the other risk factors that we incorporate by reference into this prospectus supplement and the accompanying base prospectus.

None of the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup	Truist Securities

Prospectus Supplement dated June 20, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. If the information about this offering of common stock varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. We and the Sales Agents have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and the Sales Agents are not making an offer to sell common stock in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying base prospectus is only accurate and complete as of the dates shown in such documents, and any information we have incorporated by reference herein is only accurate and complete as of the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a universal shelf registration statement on Form S-3 that we initially filed with the SEC on April 22, 2025 and that was declared effective by the SEC on May 2, 2025. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying base prospectus, which gives more general information about the securities we may offer in one or more offerings from time to time under our shelf registration statement, some of which may not apply to this offering of common stock. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectus combined, including the documents incorporated by reference herein and therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the common stock being offered and other information you should know before investing. See “Documents Incorporated by Reference.”

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to in this prospectus supplement and the accompanying base prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

None of Prairie Operating Co., the Sales Agents or any of their respective representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus supplement and the accompanying base prospectus is not legal, tax or business advice to any prospective investor.

Unless otherwise indicated, all references to “Prairie,” the “Company,” “we,” “us” and “our” mean Prairie Operating Co. and its consolidated subsidiaries.

Industry and Market Data

The market data and certain other statistical information included or incorporated by reference into this prospectus supplement are based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the Sales Agents have independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in any third-party publications.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this prospectus and the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated reserves, revenues and income or losses, projected costs and capital expenditures, prospects, acquisition opportunities, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are (or were when made) based on current expectations and assumptions about future events and are (or were when made) based on currently available information as to the outcome and timing of future events. Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	estimates of reserves of our oil, natural gas, and natural gas liquids (“NGLs”) reserves;

●	drilling prospects, inventories, projects, and programs;

●	estimates of our future oil and natural gas production, including estimates of any increases or decreases in our production;

●	financial strategy, liquidity and capital required for our development program and other capital expenditures;

●	the availability and adequacy of cash flow to meet our requirements;

●	the availability of additional capital for our operations;

●	changes in our business and growth strategy, including our ability to successfully operate and expand our business;

●	our financial performance following our acquisition of certain oil and gas and related assets located in the DJ Basin (as defined below) of Colorado (the “Bayswater Assets”) from Bayswater Exploration & Production, LLC and certain of its affiliates (collectively, “Bayswater”), which was completed on March 26, 2025 (the “Bayswater Acquisition”), our acquisition of certain oil and gas assets from Nickel Road Development LLC and Nickel Road Operating LLC, which was completed on October 1, 2024 (the “NRO Acquisition”), and the other transactions described in our Annual Report on Form 10-K for the year ended December 31, 2024;

●	our integration of acquisitions, including the Bayswater Acquisition and the NRO Acquisition;

●	changes or developments in applicable laws or regulations, including with respect to taxes;

●	actions taken or not taken by third parties, including our contractors and competitors; and

●	our anticipated proceeds from this offering, if any.

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These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	our ability to fund our development and drilling plan;

●	our ability to grow our operations, and to fund such operations, on the anticipated timeline or at all;

●	uncertainties inherent in estimating quantities of oil, natural gas, and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;

●	commodity price and cost volatility and inflation;

●	our ability to obtain and maintain necessary permits and approvals to develop our assets;

●	safety and environmental requirements that may subject us to unanticipated liabilities;

●	changes in the regulations relating to our business and operations, including the businesses, assets and operations we have acquired or may acquire in the future, such as, but not limited to, those pertaining to tariffs, the environment, our drilling program, taxes and the pricing of our future production;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets;

●	the risks related to the growth of our business;

●	our ability to recognize the anticipated benefits of the Bayswater Acquisition, the NRO Acquisition and the other transactions described in our Annual Report on Form 10-K for the year ended December 31, 2024, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Bayswater Acquisition, the NRO Acquisition and such other transactions;

●	the effects of competition on our future business;

●	changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; and

●	other factors detailed under the section entitled “Risk Factors” and in our periodic SEC filings.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in or incorporated by reference into this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in or incorporated by reference into this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information contained in or incorporated by reference into this prospectus and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus, including the information set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, the information incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024 and the financial statements (and the notes thereto) contained therein, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and any other documents to which we refer you, before making an investment decision.

Our Company

We are an independent oil and gas company focused on the acquisition and development of crude oil, natural gas and NGLs. Our assets and operations are strategically located in the oil region of rural Weld County, within the Denver-Julesburg Basin (the “DJ Basin”) of Colorado. Our drilling program focuses on the ongoing, stacked co-development of the Niobrara and Codell formations. We are committed to the responsible development of our oil and natural gas resources and are focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation.

Implications of being a Smaller Reporting Company and Non-Accelerated Filer

We are a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenues were less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million. As a smaller reporting company, we have presented only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K incorporated by reference into this prospectus supplement and have provided reduced disclosure obligations regarding executive compensation. In addition, as a “non-accelerated filer” under the Exchange Act, we were not required to, and did not, obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm in our Annual Report on Form 10-K incorporated by reference into this prospectus supplement.

Corporate Information

The mailing address of our principal executive office is 55 Waugh Drive, Suite 400, Houston, Texas 77007, and our phone number is (713) 424-4247. Our website address is www.prairieopco.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. The information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

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THE OFFERING

Issuer	Prairie Operating Co.

Shares of common stock offered by us	Shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $75,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our Sales Agents, Citigroup Global Markets Inc. and Truist Securities, Inc. See “Plan of Distribution” on page S-14.

Use of proceeds

We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, among other things, advancing our development and drilling program, repayment of existing indebtedness or financing potential acquisition opportunities.

In addition, if required by the holder of our Series F Convertible Preferred Stock (“Series F Preferred Stock”), we will be required to use a portion of the net proceeds from sales of our common stock to redeem a number of shares of our Series F Preferred Stock in accordance with the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation”).

Please read “Use of Proceeds” in this prospectus supplement for more information.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus, along with all other information included in and incorporated by reference into this prospectus before deciding to invest in our common stock.

Listing and trading symbol	Our common stock is listed on NASDAQ under the symbol “PROP.”

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RISK FACTORS

Investing in our common stock involves a significant degree of risk. You should carefully consider all of the information contained in this prospectus, including the risks and uncertainties described below and under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, and the other documents incorporated by reference into this prospectus, including the risks and uncertainties described under “Risk Factors” in the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, before making an investment decision. If any of such risks and uncertainties actually occur, our business, financial condition and results of operations could be adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Relating to this Offering and Our Common Stock

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. During the 12 months prior to the date of this prospectus supplement, our common stock has traded at a low of $3.35 and a high of $12.30. We may continue to experience sustained depression or substantial volatility in our stock price in the foreseeable future unrelated to our operating performance or prospects. For the year ended December 31, 2024, we incurred a basic and diluted loss per common share of $2.65.

As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

●	further disagreements or price wars amongst OPEC+ members, including the effect thereof on global oil supply, oil storage capacity and oil prices;
●	a domestic or global economic slowdown that could affect our financial results and operations and the economic strength of our customers;
●	our ability to meet our working capital needs;
●	quarterly variations in operating results;
●	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;
●	changes in market valuations of other similar companies;
●	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;
●	changes in laws or regulations applicable to our business;
●	additions or departures of key personnel;
●	changes in our capital structure, such as future issuances of debt or equity securities;
●	short sales, hedging and other derivative transactions involving our capital stock;
●	our limited public float and the relatively thin trading market for our common stock;
●	transactions in our common stock, by directors, officers, affiliates and other major investors; and
●	the other factors described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current levels or that future sales of our common stock will not be at prices lower than those sold to investors.

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The Series F Preferred Stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Series F Preferred Stock. For example, the market price of our common stock could become more volatile and could be depressed by investors’ anticipation of the potential resale in the market of a substantial number of additional shares of common stock received upon conversion of, or as a dividend on, the Series F Preferred Stock or, if issued, upon exercise of the warrant to purchase additional shares of common stock (the “Series F Warrant”), which will be issuable to the holders of our Series F Preferred Stock if, on the first anniversary of the date the Series F Preferred Stock was issued, the Series F Preferred is outstanding and the per share trading price of the common stock is less than 115% of the conversion price of the Series F Preferred Stock, as described in the Certificate of Designation. Investors may also sell their shares of common stock as a result of the issuance of the Series F Preferred Stock, which is a senior security to our common stock.

Our common stock ranks junior to the Series F Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs.

Our common stock ranks junior to the Series F Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holder(s) of our common stock until we have paid to holders of the Series F Preferred Stock a liquidation preference equal to the Fundamental Change Redemption Price (as defined in the Certificate of Designation) per share. Likewise, unless accumulated dividends have been paid on all of our Series F Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our common stock and we will not be permitted to repurchase any shares of our common stock, subject to limited exceptions.

Certain rights of the holders of the Series F Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us, or otherwise discourage a third party from acquiring us or removing incumbent management.

Certain rights of the holders of the Series F Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change (as defined in the Certificate of Designation) were to occur, the holder(s) of the Series F Preferred Stock will have the right to require us to redeem their Series F Preferred Stock, in whole or in part, for a cash purchase price equal to the Fundamental Change Redemption Price (as defined in the Certificate of Designation). These features of the Series F Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us.

The unaudited pro forma condensed combined financial information and pro forma combined proved reserves and production data incorporated by reference into this prospectus may not be representative of our future results or operations.

The unaudited pro forma information incorporated by reference into this prospectus is constructed from our consolidated historical financial statements and operating results and the financial statements and operating results of the Company and Bayswater and adjusted to reflect the impact of certain financing transactions, the Bayswater Acquisition and the other transactions and subsequent events described therein. Such unaudited pro forma information does not purport to be indicative of our future results of operations following such transactions. Therefore, such unaudited pro forma information may not be representative of our future results or operations. The unaudited pro forma information incorporated by reference in this prospectus is also based in part on certain assumptions that we believe are reasonable. We cannot assure you, however, that our assumptions will prove to be accurate. Accordingly, the pro forma information included in this prospectus may not be indicative of what our results of operations and financial condition would have been had the applicable events occurred during the periods presented, or what our results of operations and financial conditions will be in the future.

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The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used appropriately and, until such net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sale of such shares or the perception that such sales may occur, could impair our ability to raise capital through the sale of additional common or preferred stock. Except for any shares purchased by our affiliates, all of the shares of common stock sold in this offering will be freely tradable.

In addition, the number of shares of our common stock issuable upon conversion of, or as a dividend payment on, the Series F Preferred Stock and, if issued, upon exercise of the Series F Warrant, may be substantial. The conversion price for the Series F Preferred Stock and, if issued, the exercise price for the Series F Warrant will also be subject to certain anti-dilution, make-whole and/or other adjustments that will increase, potentially significantly, the number of shares of our common stock issuable upon conversion thereof. As of June 15, 2025, there were also outstanding options to purchase an aggregate of 5,166,666 shares of common stock for $0.25 per share. All of such options are exercisable. The exercise of such options, and the conversion or exercise, as applicable, of our shares of preferred stock and warrants, including the Series F Preferred Stock and Series F Warrant, could substantially dilute your investment and adversely affect the market price of our common stock. Following the closing of the Bayswater Acquisition, we registered the resale of the shares of our common stock received by Bayswater in the Bayswater Acquisition. Any sales of shares of our common stock by such holders, or expectations thereof, could similarly have the effect of depressing the market price for our common stock.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the equity distribution agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per common share outstanding prior to this offering. Assuming that an aggregate of $75.0 million of our common stock is sold at a price of $3.97 per share, the last reported sale price of our common stock on Nasdaq on June 18, 2025, for aggregate gross proceeds of $75.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $0.82 per share, representing the difference between our as-adjusted net tangible book value per share as of March 31, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options, the vesting and settlement of outstanding restricted stock units, the vesting of restricted stock awards and the conversion of outstanding notes may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase shares in this offering. Because the sales of the shares of common stock offered hereby will be made directly into the market or in any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Changes in U.S. trade policy and the impact of tariffs may have a material adverse effect on our business and results of operations.

Our business and results of operations may be adversely affected by uncertainty and changes in U.S. trade policies, including tariffs, trade agreements or other trade restrictions imposed by the U.S. or other governments. In recent months, the uncertainty over such policies has caused substantial volatility in commodity, capital and financial markets, increased concerns over domestic and global inflation and adversely impacted consumer confidence in the U.S. and worldwide.

Tariffs or other trade restrictions may lead to continuing uncertainty and volatility in U.S. and global financial and economic conditions and commodity markets, declining consumer confidence, significant inflation and diminished expectations for the economy, and ultimately reduced demand for oil, natural gas and NGLs. Such conditions could have a material adverse impact on our business, results of operations and cash flows. Also, disruptions and volatility in the financial markets may lead to adverse changes in the availability, terms and cost of capital. Such adverse changes could increase our costs of capital and limit our access to external financing sources to fund acquisitions, repurchases of securities or other capital requirements.

Changes in tariffs and trade restrictions are outside of our control and can be announced with little or no advance notice. The adoption and expansion of tariffs or other trade restrictions, increasing trade tensions, or other changes in governmental policies related to taxes and tariffs, are difficult to predict, which makes attendant risks difficult to anticipate and mitigate. If we are unable to navigate further changes in U.S. or international trade policy, it could have a material adverse impact on our business and results of operations.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $75,000,000 from time to time after the date of this prospectus supplement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the equity distribution agreement with the Sales Agents as a source of financing.

Unless we inform you otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sales of our common stock for general corporate purposes, which may include, among other things, advancing our development and drilling program, repayment of existing indebtedness or financing potential acquisition opportunities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the specific offering and will be disclosed in the applicable prospectus supplement.

The terms of our Series F Preferred Stock provide that, concurrently with the completion of certain equity issuances as set forth in the Certificate of Designation resulting in proceeds to us, each holder of our Series F Preferred Stock will have the right to require us to pay the holder all or a portion of a cash sweep amount equal to 25% of the net proceeds from such financing (the “Cash Sweep Redemption Amount”) in redemption of a number of shares of Series F Preferred Stock at a price per share equal to the result (rounded up to the nearest second decimal) of (A) (i) the Repayment Multiplier (as defined in the Certificate of Designation) multiplied by (ii) the Stated Value (as defined in the Certificate of Designation), plus (B) accrued and unpaid dividends on such shares. In addition to the foregoing uses of proceeds, the holder of our Series F Preferred Stock may require that a portion of the net proceeds from the sales of common stock are used for payments of the Cash Sweep Redemption Amount payable to holders of our Series F Preferred Stock from time to time in accordance with the terms of the Certificate of Designation.

S-10

DILUTION

If you invest in our common stock, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

Our net tangible book value as of March 31, 2025 was approximately $222.3 million, or $5.18 per share of common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $75,000,000 at an assumed offering price of $3.97 per share, the last reported sale price of our common stock on June 18, 2025 on Nasdaq, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value at March 31, 2025 would have been approximately $296.2 million, or $4.79 per share. This represents an immediate decrease in as-adjusted net tangible book value of $0.39 per share to existing shareholders and an immediate and substantial dilution of $0.82 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share	$3.97
Net tangible book value per share as of March 31, 2025	$5.18
Decrease in net tangible book value per share attributable to this offering	$(0.39)
As-adjusted net tangible book value per share as of March 31, 2025, after giving effect to this offering	$4.79
Dilution per share to new investors in this offering	$0.82

The table above assumes, for illustrative purposes only, that an aggregate of 18,891,688 shares of our common stock are sold during the term of the equity distribution agreement at an assumed offering price of $3.97 per share, the last reported sale price of our common stock on June 18, 2025 on Nasdaq, for aggregate gross proceeds of approximately $75,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $3.97 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75.0 million during the term of the equity distribution agreement is sold at that price, would increase our as-adjusted net tangible book value per share after the offering to $5.10 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.13 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $3.97 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75.0 million during the term of the equity distribution agreement is sold at that price, would decrease our as-adjusted net tangible book value per share after the offering to $4.34 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.37 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

To the extent that any options are exercised, new shares of common stock or options are issued under the 2024 Amended & Restated Prairie Operating Co. Long-Term Incentive Plan, as amended (the “Incentive Plan”) or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

These calculations are based on 42,942,127 shares outstanding as of March 31, 2025 and exclude, as of that date, the following:

●	5,666,666 shares of our common stock issuable upon exercise of outstanding options, which were all exercisable at a weighted average exercise price of $0.25 per share;

●	any outstanding shares of Series F Preferred Stock and any shares of common stock issuable pursuant to the terms of the Series F Preferred Stock and, if issued, the Series F Warrant;

●	any outstanding shares of Series D preferred stock, and any shares of common stock issuable pursuant to (i) the terms of the Series D preferred stock, (ii) the exercise of certain warrants to purchase shares of our common stock issued at the time our Series D preferred stock was issued, and (iii) the exercise of certain warrants to purchase shares of our common stock issued at the time our Series E preferred stock was issued;

●	1,059,432 shares of our common stock underlying unvested stock awards; and

●	5,698,440 shares of our common stock reserved for issuance pursuant to the Incentive Plan.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-11

DIVIDEND POLICY

We have never declared or paid any cash dividends to holders of our common stock and do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. Our future dividend policy is within the discretion of our Board of Directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, statutory restrictions on our ability to pay dividends and other factors our Board of Directors may deem relevant. In addition, certain of our debt instruments and the terms of our Series F Preferred Stock place restrictions on our ability to pay cash dividends.

S-12

DESCRIPTION OF COMMON STOCK

See “Description of Common Stock” in the accompanying base prospectus for a summary description of our common stock. Our transfer agent and registrar is VStock Transfer, LLC.

S-13

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Citigroup Global Markets Inc. and Truist Securities, Inc., as our Sales Agents, under which we may offer and sell, from time to time, shares of our common stock having an aggregate offering price of up to $75,000,000. The Sales Agents may act as agents on our behalf or purchase shares of our common stock as principals. If we sell common stock to a Sales Agents as principal, we will enter into a separate terms agreement with such Sales Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.

Sales, if any, of our shares of common stock under the equity distribution agreement may be made in ordinary brokers’ transactions, to or through a market-maker, on or through the Nasdaq or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or through a combination of any such methods of sale. The Sales Agents may also sell our shares of common stock by any other method permitted by law.

The securities may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Each time we wish to issue and sell shares of common stock under the equity distribution agreement, we will notify the Sales Agents of the maximum number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agents, unless the Sales Agents decline to accept the terms of the notice, the Sales Agents have agreed to use their reasonable efforts to sell such shares of common stock up to the amount specified on such terms. The obligations of the Sales Agents under the equity distribution agreement to sell our shares of common stock is subject to a number of conditions that we must meet. We may instruct the Sales Agents not to sell any shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agents, with respect to themselves only, may suspend the offering of our shares of common stock by notifying the other party.

The Sales Agents will provide to us written confirmation following the close of trading on the Nasdaq each day on which shares of common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on such day, the aggregate gross sales proceeds, the net proceeds to the Company, and the compensation payable by us to the Sales Agents with respect to such sales. We will report at least quarterly the number of shares of common stock sold through the Sales Agents under the equity distribution agreement, the net proceeds to us (before expenses) and the compensation paid by us to the Sales Agents in connection with the sales of the shares of common stock.

We will pay the Sales Agents an aggregate compensation of up to 3.00% of the gross sales price per share of common stock sold through the Sales Agents under the equity distribution agreement. Such compensation shall be deducted by the Sales Agents from the payment of the gross sales proceeds to the Company. We have also agreed to reimburse the Sales Agents for certain of their expenses and disbursements of their counsel in an amount not to exceed $150,000, in addition to $25,000 per quarter thereafter. The foregoing rate of compensation shall not apply when the Sales Agents act as principals.

Settlement of any sales of our shares of common stock will occur on the first business day following the date on which such sales were made. Settlement for shares of our common stock sold as contemplated in this prospectus supplement will be effected by free delivery through the facilities of The Depository Trust Company or to the Sales Agents’ accounts in return for payments in same day funds delivered to the account designated by us. If we or our transfer agent (if applicable) shall default on our obligation to deliver the shares of common stock on any settlement date, we shall (A) indemnify and hold the Sales Agents harmless against any loss, claim or damage arising from or as a result of such default and (B) pay the Sales Agents any commission to which they would otherwise be entitled absent such default.

The offering of our shares of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of shares of common stock having an aggregate offering price of up to $75,000,000 subject to the equity distribution agreement or (ii) termination of the equity distribution agreement by us or by the Sales Agents as provided therein, or otherwise by mutual agreement of the parties.

In connection with the sale of the shares of common stock on our behalf, the Sales Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act.

To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus.

The Sales Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. The Sales Agents and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Sales Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The Sales Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

S-14

LEGAL MATTERS

The validity of our common stock offered by this prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP. Certain legal matters relating to this offering will be passed upon for the Sales Agents by Latham & Watkins LLP.

EXPERTS

Prairie Operating Co.

The financial statements of Prairie Operating Co. as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report appearing thereon, and have been incorporated by reference in this prospectus and registration statement in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of the reserves of the Company as of December 31, 2024 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the combined reserve reports of the Company and the Bayswater Assets as of December 31, 2024 and related information incorporated by reference in this prospectus, and the combined reserve reports of the Company and the Bayswater Assets as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference in this prospectus have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters. Pursuant to Rule 412 under the Securities Act, the combined reserve reports of the Company and the Bayswater Assets as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus by the combined reserve report of the Company and the Bayswater Assets as of December 31, 2024. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nickel Road Operating LLC

The consolidated financial statements of Nickel Road Operating LLC (“NRO”) as of December 31, 2023 and 2022 and for the years then ended incorporated in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024, have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), independent auditors, as stated in their report, which is incorporated by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of NRO’s reserves as of December 31, 2023 and related information incorporated by reference in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024 have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

Bayswater

The audited combined statement of revenue and direct operating expenses of the Bayswater Assets for the years ended December 31, 2024 and 2023 which is incorporated by reference into this prospectus has been audited by Plante & Moran, PLLC independent auditors, as stated in their report, which is incorporated by reference. Such financial information is incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

S-15

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC are also available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.prairieopco.com, and we make our periodic reports and other information file with or furnished to the SEC available, free of charge, through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided). We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus, in each case, other than information furnished to the SEC (including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 6, 2025, incorporated by reference therein, including those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2025, incorporated by reference therein;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed on May 15, 2025;

●	our Current Reports on Form 8-K and Form 8-K/A filed on March 19, 2024, November 27, 2024, December 19, 2024, February 7, 2025 (the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with first the March 24, 2025 Form 8-K referenced below), March 12, 2025, March 17, 2025, March 24, 2025/March 24, 2025 (two reports) (the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the first March 24, 2025 Form 8-K), March 26, 2025, April 1, 2025, May 9, 2025, and June 6, 2025; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed on December 22, 2023, as amended by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2024, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus. Requests for such documents should be directed to:

Prairie Operating Co.

Attention: Investor Relations

55 Waugh Drive, Suite 400

Houston, Texas 77007

(713) 424-4247

S-16

PROSPECTUS

Prairie Operating Co.

$500,000,000

Common Stock

Preferred Stock

Warrants

Units

Rights

From time to time we may offer and sell shares of our common stock, par value $0.01 per share (“Common Stock”), preferred stock, warrants, units and rights. The aggregate initial offering price of all shares of Common Stock sold by us under this prospectus will not exceed $500,000,000.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our Common Stock is traded on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “PROP.” On April 21, 2025, the closing price of our Common Stock was $4.03.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “Prairie” refer to Prairie Operating Co.; and the term “securities” refers to the shares of our Common Stock registered hereunder.

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, https://investors.prairieopco.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

iii

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 6, 2025, including those portions of our definitive proxy statement on Schedule 14A, filed on April 22, 2025, incorporated by reference therein;

●	our Current Reports on Form 8-K and Form 8-K/A filed on March 19, 2024, November 27, 2024, December 19, 2024, February 7, 2025 (the management’s discussion and analysis of results of operations of the Bayswater Assets (as defined below) and pro forma financial statements and reserve reports filed with the February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with first the March 24, 2025 Form 8-K referenced below), March 12, 2025, March 17, 2025, March 24, 2025/March 24, 2025 (two reports) (the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the first March 24, 2025 Form 8-K), March 26, 2025, and April 1, 2025; and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed on December 22, 2023, as amended by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2024, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Prairie Operating Co.

Attention: Investor Relations

55 Waugh Drive, Suite 400

Houston, Texas 77007

(713) 424-4247

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain, or may contain, statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus or in the documents incorporated by reference, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	estimates of reserves of our oil, natural gas, and natural gas liquids (“NGLs”) reserves;

●	drilling prospects, inventories, projects, and programs;

●	estimates of our future oil and natural gas production, including estimates of any increases or decreases in our production;

●	financial strategy, liquidity and capital required for our development program and other capital expenditures;

●	the availability and adequacy of cash flow to meet our requirements;

●	the availability of additional capital for our operations;

●	changes in our business and growth strategy, including our ability to successfully operate and expand our business;

●	our financial performance following our acquisition of certain oil and gas and related assets located in the Denver-Julesburg Basin in Colorado (the “Bayswater Assets”) from Bayswater Exploration & Production, LLC and certain of its affiliates, which was completed on March 26, 2025 (the “Bayswater Acquisition”), our acquisition of certain oil and gas assets from Nickel Road Development LLC and Nickel Road Operating LLC, which was completed on October 1, 2024 (the “NRO Acquisition”), and the other transactions described in our Annual Report on Form 10-K for the year ended December 31, 2024;

●	our integration of acquisitions, including the Bayswater Acquisition and the NRO Acquisition;

●	changes or developments in applicable laws or regulations, including with respect to taxes; and

●	actions taken or not taken by third parties, including our contractors and competitors.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	our ability to fund our development and drilling plan;

●	our ability to grow our operations, and to fund such operations, on the anticipated timeline or at all;

●	uncertainties inherent in estimating quantities of oil, natural gas, and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;

●	commodity price and cost volatility and inflation;

2

●	our ability to obtain and maintain necessary permits and approvals to develop our assets;

●	safety and environmental requirements that may subject us to unanticipated liabilities;

●	changes in the regulations relating to our business and operations, including the businesses, assets and operations we have acquired or may acquire in the future, such as, but not limited to, those pertaining to tariffs, the environment, our drilling program, taxes and the pricing of our future production;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets;

●	the risks related to the growth of our business;

●	our ability to recognize the anticipated benefits of the Bayswater Acquisition, the NRO Acquisition and the other transactions described in our Annual Report on Form 10-K for the year ended December 31, 2024, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Bayswater Acquisition, the NRO Acquisition and such other transactions;

●	the effects of competition on our future business; and

●	other factors detailed under the section entitled “Risk Factors” and in our periodic SEC filings.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

3

ABOUT Prairie operating co.

Prairie Operating Co. is an independent oil and gas company focused on the acquisition and development of crude oil, natural gas and natural gas liquids. Our assets and operations are concentrated in the oil- and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. We are committed to the responsible development of our oil and natural gas resources and are focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation.

Corporate Information

Our principal executive offices are located at 55 Waugh Drive, Suite 400, Houston, Texas 77007, and our telephone number at that location is (713) 424-4247. Our website can be found at https://investors.prairieopco.com. The information contained on our website or that can be accessed through our website is not part of this prospectus and you should not rely on that information when making a decision on whether to invest in our securities.

Implications of a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our Common Stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our Common Stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, investments in our subsidiaries, investment in existing or future projects, repurchasing or redeeming our securities, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, drilling and development programs, capital expenditures, and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

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DESCRIPTION OF SECURITIES

The following summary of the capital stock and our second amended and restated certificate of incorporation, as amended (“Charter”) and amended and restated bylaws (“Bylaws”) does not purport to be complete and is qualified in its entirety by reference to our Charter and Bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.01 par value per share, of which 42,942,127 shares were issued and outstanding as of April 11, 2025, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 5,982 shares of Series D convertible preferred stock, par value $0.01 per share (“Series D Preferred Stock”), and 147,250 shares of Series F convertible preferred stock, par value $0.01 per share (“Series F Preferred Stock”), were issued and outstanding as of April 11, 2025.

The number of authorized shares of Common Stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number reserved for issuance upon the exercise, conversion or exchange of outstanding securities) by the affirmative vote of the majority of the voting power of the outstanding shares of stock of the Company entitled to vote generally on the election of directors, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) (or any successor provision thereto), and no vote of the holders of either Common Stock or preferred stock voting separately as a class or series shall be required therefor; provided, that, without the affirmative vote of the holders of not less than 66% of the then-outstanding shares of Series D Preferred Stock, the Company shall not increase the number of authorized shares of Series D Preferred Stock; provided, further, that, without the affirmative vote of the “Required Holders” (as defined in the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock), the Company shall not increase the number of authorized shares of Series F Preferred Stock.

Description of Common Stock

Except as provided by law or in a preferred stock designation, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. The Company does not have a classified board, as all directors are elected annually. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to our Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of Common Stock are entitled to receive ratably in proportion to the shares of Common Stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of Common Stock are fully paid, and non-assessable, and all shares of Common Stock registered by this prospectus will be, when sold, validly issued, fully paid, and non-assessable. The holders of Common Stock have no preferences or rights of conversion, exchange, preemption, or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs, holders of Common Stock will be entitled to share ratably in our assets in proportion to the shares of Common Stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Registration Rights Agreements

On March 26, 2025, in connection with the Bayswater Acquisition, the Company entered into a registration rights agreement (the “Bayswater Registration Rights Agreement”) with Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC. Pursuant to the Bayswater Registration Rights Agreement, among other things, the Company agreed to file a registration statement registering the resale of 3,656,099 shares of Common Stock under the Securities Act, which shares were issued to Bayswater Exploration & Production, LLC as partial consideration on March 26, 2025 for the Bayswater Acquisition.

The Company has agreed to file a registration statement registering the resale of 120,048 shares of Common Stock that were issued to YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA”), effective December 16, 2024 in connection with YA’s consent under the Standy Equity Purchase Agreement (as defined below) related to the Company’s entry into its senior secured revolving credit facility. The Company has also agreed to file a registration statement registering the resale of 1,071,535 shares of common stock that are issuable upon the exercise of warrants to purchase common stock issued to certain noteholders in connection with an amended and restated subordinated promissory note entered into between the Company and such noteholders on December 16, 2024.

In connection with the Standby Equity Purchase Agreement, dated September 30, 2024 (the “Standby Equity Purchase Agreement”), between the Company and YA, the Company entered into a registration rights agreement with YA pursuant to which the Company agreed to file a registration statement registering the resale of 4,198,343 shares of Common Stock, consisting of (i) up to 100,000 shares of Common Stock issued to YA as consideration for its irrevocable commitment to purchase up to $40.0 million of Common Stock, at the time and in the amount as determined by the Company, under the Standby Equity Purchase Agreement and (ii) up to 4,098,343 shares of Common Stock issuable pursuant to the Standby Equity Purchase Agreement, including upon the conversion of the convertible promissory note by YA on September 30, 2024 in the original principal amount of $15.0 million as part of the $40.0 million commitment. Pursuant to the Standby Equity Purchase Agreement, the Company filed a shelf registration statement registering the resale of up to 4,198,343 shares of Common Stock held by YA and such registration statement was declared effective by the SEC on December 20, 2024.

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On September 30, 2024, the Company entered into a registration rights agreement with investors pursuant to which the Company agreed to file a registration statement registering the resale of 1,827,040 shares of Common Stock and the shares of Common Stock issuable upon the exercise of warrants to purchase up to 1,141,552 shares of Common Stock issued by the Company to the investors. Pursuant to such registration rights agreement, the Company filed a shelf registration statement registering the resale of up to 1,141,552 shares of Common Stock issued by the Company to such investors and such registration statement was declared effective by the SEC on December 20, 2024.

On August 14, 2023, the Company entered into a registration rights agreement with an investor, pursuant to which the Company agreed to file with the SEC a registration statement registering the resale of the shares of Common Stock underlying Series E Preferred Stock and warrants issued in connection therewith (the “Series E Registration Statement”), and the Company agreed to use its best efforts to have the Series E Registration Statement declared effective as promptly as possible after the filing thereof and within the timeframes specified in the Series E Registration Statement. On December 6, 2023, the SEC declared the Series E Registration Statement effective.

On May 3, 2023, the Company entered into a registration rights agreement with investors pursuant to which the Company agreed to file with the SEC a registration statement registering the resale of shares of Common Stock underlying Series D Preferred Stock and warrants issued in connection therewith (the “PIPE Resale Registration Statement” and together with the Series E Registration Statement, the “2023 Registration Statement”), and the Company agreed to use its best efforts to have the PIPE Resale Registration Statement declared effective as promptly as possible within the timeframes specified in the PIPE Resale Registration Statement. On December 6, 2023, the SEC declared the 2023 Registration Statement effective.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Among other things, our Charter and Bylaws:

●	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

●	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	provide that our Bylaws can be amended or repealed by the board of directors without any action of the stockholders. Stockholders can amend or repeal our Bylaws with the vote of holders of not less than 66⅔% in voting power of the then-outstanding shares of stock entitled to vote generally on the election of directors, voting together as a single class.

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Forum Selection

Our Charter and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware) will, to the fullest extent permitted by applicable law, is the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;

●	any action asserting a claim against us arising pursuant to any provision of the DGCL, our Charter or our Bylaws; and

●	any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein.

Our Charter and Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The provisions in our Charter and Bylaws do not apply to complaints asserting a cause of action under the Exchange Act. A stockholder may not waive compliance with the federal securities laws and the rules and regulations thereunder.

Our Charter and Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provisions. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our Charter limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal, or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal, or modification.

Our Charter and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Charter and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of that person’s actions as our officer, director, employee, or agent, regardless of whether Delaware law would permit indemnification. We have obtained directors’ and officers’ insurance to cover our directors, officers, and some of our employees for certain liabilities. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Charter and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

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Anti-Takeover Effects of Certain Provisions of our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the DGCL

Certain provisions of our Charter and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Charter, our Bylaws and Delaware law, as applicable, among other things:

●	provide our board of directors with the ability to alter our Bylaws without stockholder approval (subject to rights of the holders of our preferred stock);

●	provide that, subject to the rights of the holders of preferred stock, special meetings of our stockholders may be called only by the Chairman (or any Co-Chairman) of the board of directors or the board of directors pursuant to a resolution adopted by a majority of the total number of directors then in office; and

●	provide that, subject to the rights of the holders of preferred stock, vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum, or by a sole remaining director.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our Common Stock to decline.

Advance Notice Bylaws. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

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Interested Stockholder Transactions. We may become subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC. The transfer agent’s telephone number and address are (212) 828-8436 and 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our Common Stock is listed on the Nasdaq under the symbol “PROP.”

Description of Preferred Stock

Our Charter authorizes the board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. The specific terms and conditions of the series of the preferred stock will be described in a supplement to this prospectus. Each series of preferred stock will cover the number of shares and will have the powers, preferences, privileges, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, whether subject to retirement or sinking funds, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock are not entitled to vote at or receive notice of any meeting of stockholders.

Description of Warrants

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the warrant agreement and warrant certificate because those documents, and not the summaries, define your rights as a holder of the warrants.

General

We may issue warrants for the purchase of our Common Stock or preferred stock. Warrants may be issued independently or together with any of our Common Stock, preferred stock, or rights offered by a prospectus supplement, and may be attached to or separate from those offered securities. Any series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. A copy of the form of any such warrant agreement, including the form of warrant certificate representing the warrants, will be filed with the SEC in connection with the offering of particular warrants.

Terms of Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our Common Stock or preferred stock will describe the terms of those warrants, which may include, without limitation, one or more of the following:

●	the title or designation of the warrants;

●	the aggregate number of the warrants;

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●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants may be payable;

●	the price at which the underlying securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of Common Stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase shares of our Common Stock or preferred stock, the holder will not have any rights as a holder of shares of our Common Stock or preferred stock, as the case may be, by virtue of ownership of the warrants.

Description of Units

Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the unit agreement because that document, and not the summaries, define your rights as a holder of the units.

We may issue units consisting of one or more shares of Common Stock, shares of preferred stock, warrants, rights, or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:

●	the title of units;

●	identification and description of the separate securities included in the units;

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●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities included in the units will be separately transferrable; and

●	any other material terms of the units and the securities included in such units.

Description of Rights

Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the rights agent or subscription agent agreement and rights certificate because those documents, and not the summaries, define your rights as a holder of the rights.

General

We may issue rights to purchase Common Stock, preferred stock, or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our Common Stock, preferred stock, or warrants offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing rights, will be filed with the SEC in connection with the offering of particular rights.

Terms of Rights

The prospectus supplement relating to a particular issue of rights to purchase our Common Stock, preferred stock, or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of Common Stock or preferred stock or warrants purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable U.S. federal income tax considerations.

Exercise of Rights

Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of Common Stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our Common Stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our Common Stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings (whether on a firm commitment, “best efforts,” or other basis), at-the-market offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through agents, underwriters, or dealers, directly to one or more purchasers (including existing holders of our securities) without using underwriters or agents, any combination of the foregoing methods, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a “best efforts” basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through an exchange or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale on a firm commitment basis, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price, or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. Unless otherwise provided in the prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

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We may authorize underwriters, dealers, or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters, dealers, and agents may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Any underwriters, dealers, or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the Common Stock, which is currently listed and traded on the Nasdaq. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any Common Stock sold by this prospectus will be listed for trading on the Nasdaq subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities, including our Common Stock.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

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LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

Prairie Operating Co.

The financial statements of Prairie Operating Co. as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report appearing thereon, and have been incorporated by reference in this prospectus and registration statement in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of the reserves of the Company as of December 31, 2024 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the combined reserves of the Company and the Bayswater Assets as of December 31, 2024 and related information incorporated by reference in this prospectus, and the combined reserve reports of the Company and the Acquired Properties as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference in this prospectus have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters. Pursuant to Rule 412 under the Securities Act, the combined reserve reports of the Company and the Bayswater Assets as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus by the combined reserve report of the Company and the Bayswater Assets as of December 31, 2024. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nickel Road Operating LLC

The consolidated financial statements of Nickel Road Operating LLC (“NRO”) as of December 31, 2023 and 2022 and for the years then ended incorporated in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of NRO’s reserves as of December 31, 2023 and related information incorporated by reference in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024 have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

Bayswater

The audited combined statement of revenue and direct operating expenses of the Bayswater Assets for the years ended December 31, 2024 and 2023 which is incorporated by reference into this prospectus has been audited by Plante & Moran, PLLC independent auditors, as stated in their report, which is incorporated by reference. Such financial information is incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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Prairie Operating Co.

Up to $75,000,000

Common Stock

Prospectus Supplement

June 20, 2025

Citigroup	Truist Securities